SCHEDULE 14A

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

     Filed by the registrant /X/
     Filed by a party other than the registrant / /

     Check the appropriate box:

     / / Preliminary proxy statement
     /X/ Definitive proxy statement
     / / Definitive additional materials
     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                (Name of Registrant as Specified in Its Charter)

                              CHARTER BANCSHARES

                   (Name of Person(s) Filing Proxy Statement)
                              CHARTER BANCSHARES

Payment of filing fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).

     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transactions applies:

- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------
     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registrations statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- --------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------
     (3) Filing party:

- --------------------------------------------------------------------------------
     (4) Date filed:

- --------------------------------------------------------------------------------
(1)Set forth the amount on which the filing fee is calculated and state how it was determined.

                       CHARTER BANCSHARES, INC.
                       2600 CITADEL PLAZA DRIVE
                         HOUSTON, TEXAS  77008
                            (713) 692-6121


               NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD MAY 26, 1994



To the Shareholders of Charter Bancshares, Inc.:

     The annual meeting of shareholders of Charter Bancshares, Inc., a Texas corporation, will be held at 10:00 a.m., Houston time, on Thursday, May 26, 1994, at the Galleria banking facilities of Charter National Bank-Houston, 5433 Westheimer, Houston, Texas, for the purpose of considering and voting upon the following matters:

     1. Election of Directors - To elect nine directors to hold office until the next annual meeting of shareholders and until their successors shall be duly elected and qualified.

     2. Other Business - To transact such other business as may properly come before the meeting or any adjournment thereof.

     As of the date of this notice, management does not know of any such other business to be presented at the meeting.

     Shareholders of record at the close of business on April 15, 1994, are entitled to notice of and to vote at the annual meeting or any adjournment thereof. Further information concerning the meeting, the nominees for election as directors and the other matters to be voted upon at the meeting is set forth in the accompanying proxy statement.
                              By order of the Board of Directors,

                                        Jerry E. Finger
                                        Chairman
Houston, Texas
May 2, 1994

    PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD(S) IN THE
            ENVELOPE PROVIDED AT YOUR EARLIEST CONVENIENCE.

                       CHARTER BANCSHARES, INC.
                       2600 CITADEL PLAZA DRIVE
                         HOUSTON, TEXAS  77008
                            (713) 692-6121

                  PROXY STATEMENT FOR ANNUAL MEETING
                OF SHAREHOLDERS TO BE HELD MAY 26, 1994

                            GENERAL MATTERS

     The annual meeting of shareholders of Charter Bancshares, Inc. ("Charter") will be held on May 26, 1994, at the time and place set forth in the foregoing notice. This proxy statement is first being mailed on or about May 2, 1994, to shareholders of record as of the record date of April 15, 1994, accompanied by Charter's 1993 Annual Report to Shareholders for the year ended December 31, 1993.

     The accompanying proxy is solicited by the Board of Directors of Charter, and Charter will bear the cost of solicitation, including charges of brokerage firms and others to forward this proxy material to beneficial owners of Charter stock. All valid proxies received will be voted as specified, but if no directions are made, the proxies will be voted IN FAVOR of the election as directors of the persons listed as nominees herein and at the discretion of the holders of the proxies concerning any other matters which may properly be brought before the meeting. Each share of Common Stock and Preferred Stock is entitled to one vote, and each share of Special Common Stock is entitled to 14 votes. The affirmative vote of the holders of a majority of votes represented at the meeting voting together without distinction as to class is required to elect directors. Proxies may be revoked at any time prior to their exercise.

     Subsidiaries of Charter include CBH, Inc., Charter National Bank-Houston ("Charter-Houston"), Charter National Bank-Colonial ("Charter-Colonial"), University National Bank-Galveston ("University National"), Charter Venture Group, Inc. ("Charter-Venture"), Charter-Houston Securities, Inc. (formally known as Charter Leasing, Inc.), and Charter-Colonial Securities, Inc. (formerly known as Bissonnet West, Inc.). Investors Services at Charter Banks ("Investor Services") operates as a consortium of Charter-Houston and Charter-Colonial. Charter and its subsidiaries are from time to time collectively referred to in this proxy statement as the "Company."

                  VOTING STOCK AND PRINCIPAL HOLDERS

     Shareholders of record at the close of business on April 15, 1994, are entitled to notice of and to vote at the annual meeting or any adjournment thereof. On April 15, 1994, there were outstanding 14,201 shares of Preferred Stock entitled to one vote per share, 5,498,554 shares of Common Stock entitled to one vote per share (which amount excludes 162,168 shares of treasury stock acquired and held by the Company in partial satisfaction of debts previously contracted for), and 244,216 shares of Special Common Stock entitled to 14 votes per share (representing a total of 3,419,024 votes), or an aggregate total of 8,931,779 votes entitled to be cast together as if a single class at the meeting.

     The table set forth on the following page indicates those persons known to management to be the beneficial owners as of April 15, 1994 of more than 5% of any class of Charter's capital stock. In addition to Charter's Common Stock and Preferred Stock, as of April 15, 1994, shares of Special Common Stock have been issued by Charter in two series, designated as Class B Special Common Stock and Series C Special Common Stock, respectively.

                                                                      AMOUNT AND NATURE
                                                                       OF BENEFICIAL
TITLE OF CLASS      NAME AND ADDRESS OF BENEFICIAL OWNER                OWNERSHIP(1)          PERCENT OF CLASS
Common Stock              Jerry E. Finger                            1,482,482(2)(3)(4)            26.96%
                          Managing General Partner
                          Finger Interests Number One, Ltd.
                          2600 Citadel Plaza Drive
                          Houston, Texas  77008

                          NationsBank Corporation                      2,412,019(5)                43.87%
                          100 N. Tryon Street
                          Charlotte, North Carolina  28255

Special Common            Jerry E. Finger                                 243,517(4)(6)            99.71%
Stock                     Managing General Partner
                          Finger Interests Number One, Ltd.
                          2600 Citadel Plaza Drive
                          Houston, Texas  77008

Preferred Stock           Trust for the benefit of the                      1,372                   9.66%
                          children of Jerry E. Finger
                          c/o Charter National Bank-Houston
                          P.O. Box 4525
                          Houston, Texas  77210-4525

                          Jerry E. Finger                                      770(4)(7)            5.42%
                          2600 Citadel Plaza Drive
                          Houston, Texas  77008

                          Robert L. Hilsher                                    732                  5.15%
                          1105 Martin
                          Houston, Texas  77018


(1) Except as indicated by footnote, these shares are held of record with sole voting and investment power.

(2)    For long-term estate planning purposes and pursuant to an
       agreement of limited partnership executed as of March 9, 1992, all of the shares of Common Stock and Special Common Stock owned by (i) Jerry E. Finger, except for 4,463 shares which had been pledged to a personal loan, (ii) his spouse, (iii) various trusts created for the benefit of Mr. Finger's children (the
       "Finger Children's Trusts"), except for 948 shares of Common
       Stock and 225 shares of Special Common Stock acquired by the
       Finger Children's Trusts subsequent to March 9, 1992, (iv) a partnership comprised of Mr. Finger and three other trusts created for the benefit of Mr. Finger's children ("JEF
       Partnership"), and (v) one of Mr. Finger's sons, together with
       17,640 shares of Common Stock owned by L.R. Jalenak, Jr., an advisory director to the Company's board of directors
       (collectively, the "FFP Partners"), were contributed to Finger
       Interests Number One, Ltd. (the "Finger Family Partnership").
       Mr. Finger serves as managing general partner of the Finger
       Family Partnership.  All such shares were transferred to the
       Finger Family Partnership on September 27, 1993, after the
       Board of Governors of the Federal Reserve System (the "Federal
       Reserve Board") approved the application of the Finger Family
       Partnership to become a bank holding company under the Bank
       Holding Company Act of 1956, as amended.  Pursuant to the terms of the Finger Family Partnership's limited partnership
       agreement, Mr. Finger in his capacity as managing general
       partner has sole voting and dispositive power over all of the shares of Common Stock and Special Common Stock which are owned by the Finger Family Partnership.  Under the terms of such limited partnership agreement, Mr. Finger may resign but cannot be removed as managing general partner.  Accordingly, Mr.
       Finger will make all voting and disposition decisions with respect to the shares of Common Stock and Special Common Stock owned
                                   2
       by the Finger Family Partnership, including the voting of such shares at the 1994 annual meeting of shareholders.

(3) Excludes (i) 4,463 shares of Common Stock which Mr. Finger owns directly and (ii) 4,959 shares of Common Stock which Mr. Finger owns indirectly as co-trustee of a trust created for the benefit of one of his brother's children, as to which he has shared voting power (collectively referred to herein as the "Non-Partnership Shares"). Also excludes 948 shares of Common
       Stock owned directly by the Finger Children's Trusts which were acquired subsequent to formation of the Finger Family
       Partnership; the percent of such class of Mr. Finger including such excluded shares would be 27.15%.

(4)    As (i) managing general partner of the Finger Family
       Partnership and (ii) the direct beneficial owner of the Non-
       Partnership Shares and (B) 770 shares of Preferred Stock, initial series, as more fully described in footnote (7) below, Mr. Finger is the holder of record as of April 15, 1994 of shares representing 4,901,912 votes, or 54.88% of the votes eligible to be cast at the meeting; the percent of the votes of Mr. Finger including 5,470 votes attributable to the shares of Common Stock, Special Common Stock and Preferred Stock of which the Finger Children's Trusts are the holders of record as of April 15, 1994, is 54.94%.

(5)    NationsBank Corporation, Charlotte, North Carolina
       ("NationsBank"), owns shares of Common Stock representing in the aggregate 27.01% of the votes eligible to be cast at the meeting. NationsBank operates full-service banks in throughout the eastern, southeastern and southwestern regions of the United States and maintains various offices throughout the world.

(6) Excludes 225 shares of Special Common Stock owned directly by the Finger Children's Trusts which were acquired subsequent to formation of the Finger Family Partnership; the percent of such class of Mr. Finger including such excluded shares would be 99.80%.

(7) Includes 298 shares of Preferred Stock owned by a corporation of which Mr. Finger is the controlling shareholder and sole director, but excludes 1,372 shares of Preferred Stock owned by the Finger Children's Trusts; the percent of such class of Mr. Finger including such excluded shares would be 15.08%.

                         ELECTION OF DIRECTORS

      Management of Charter has nominated the nine persons named below for election to the Board of Directors of Charter. Each director elected will hold office until the next annual meeting of shareholders or until his successor is elected and qualified. Charter has no reason to believe that any nominee will be unavailable at the time of election, but if any nominee should not continue to be available for election, discretionary authority may be exercised by the persons named in the accompanying proxy to vote for a substitute. The Investment Agreement dated November 6, 1987, between Charter and NationsBank provides that management of Charter will nominate at least one person designated by NationsBank for election to Charter's Board of Directors for so long as NationsBank owns Charter stock representing more than ten percent of the combined voting power of all classes of Charter stock. Pursuant to the foregoing arrangement, NationsBank has designated Frank L. Gentry as its nominee selection, which selection management supports by renominating Mr. Gentry as a nominee for election to the Board of Directors.

      The nine nominees are as follows:

                                                         PRINCIPAL OCCUPATION                      SERVED AS
NAME OF NOMINEE(1)                                     AND OTHER DIRECTORSHIPS(2)(3)             DIRECTOR SINCE            AGE
Donald R. Collins                                  Superintendent of Schools, Klein                 1975(4)                 58
                                                   Independent School District

Winston C. Davis                                   Senior Vice President of Charter                 1988                    61
                                                   Vice Chairman of Charter-Houston

                                                                3
Jerry E. Finger                                    Chairman and Chief Executive Officer             1963(5)                 61
                                                   of Charter

Frank L. Gentry                                    Executive Vice President,                        1987                    51
                                                   NationsBank Corporation

Mark T. Giles                                      President of Charter                             1988                    39
                                                   President and Chief Executive Officer
                                                   of Charter-Houston

William M. Hatten                                  Senior Judge,                                    1964(5)                 80
                                                   Texas Judicial System

R. Steve Letbetter                                 President and Chief Operating Officer,           1992                    45
                                                   Houston Lighting & Power Co.

Herschel G. Maltz                                  Chairman and CEO,                                1966(5)                 64
                                                   I.P.S. Systems, Inc.

W. J. Smith, Jr.                                   Retired, former Chairman, Loan                   1989(6)                 72
                                                   Policy Committee, NCNB National Bank
                                                   of North Carolina


(1)    Thomas C. Sooy, Chairman of Charter-Colonial and Chief Credit
       Officer of Charter-Houston, has served as an advisory director of Charter since his appointment by the Board of Directors on January 26, 1989. L. R. Jalenak, Jr., personal investments and management consultant, has served as an advisory director since
       June 18, 1992. It is anticipated that at its next annual organizational meeting the Board of Directors will reappoint
       Messrs. Sooy and Jalenak as advisory directors for the ensuing year.

(2) Includes last five years, except for Messrs. Gentry, Giles, Letbetter, and Maltz. Immediately prior to being promoted to executive vice president of NationsBank on April 1, 1993, Mr.
       Gentry served as senior vice president, a position he had held for more than the five prior years. In addition to serving as president of Charter since January 26, 1989, Mr. Giles was appointed to serve as president and chief executive officer, as well as a director of Charter-Houston, on September 27, 1989.
       Immediately prior to being promoted to president and chief operating officer of Houston Lighting & Power Co. on July 1,
       1993, Mr. Letbetter served as group vice president, a position he had held for more than the five prior years. Mr. Maltz has served as chairman and CEO of I.P.S. Systems, Inc. since its formation in December, 1993. From October 1, 1993 to December,
       1993, Mr. Maltz handled personal investments and served as a management consultant. From May 1, 1992 to September 30, 1992,
       Mr. Maltz served as president and vice chairman of Petrolon
       Holdings, Inc. Mr. Maltz retired as president and chief executive officer of Century Papers, Inc. on November 15, 1990, a position he had held for more than the five prior years.

(3) Two nominees serve as directors of companies that are reporting companies under the Securities Exchange Act of 1934, as amended. Mr. Maltz serves as a director of Sterling
       Electronics Corporation. Mr. Smith serves as a director of Burroughs & Chapin Company.

(4) Includes service as a director of Charter-Colonial prior to the organization of Charter.

(5) Includes service as a director of Charter-Houston prior to the organization of Charter.

(6) Mr. Smith presently is president and the sole shareholder of WJS Financial Services, Inc.; in this capacity

                                   4
       Mr. Smith acts as an independent consultant to various
       financial institutions.  In connection with his service on
       Charter's Board of Directors as a nominee originally designated by NationsBank, Mr. Smith is engaged by NationsBank under a retainer arrangement pursuant to which Mr. Smith will advise
       Charter management, on an ongoing basis and to the extent such advice is sought by Charter management, with respect to various policies and procedures either in place or contemplated by
       Charter management.

           MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

   The Board of Directors of Charter has an Audit Committee, a
Compensation Committee, an Asset Quality Committee, a Stock
Appreciation Rights Committee ("SAR Committee") and a Management
Incentive Compensation Plan Committee ("MICP Committee"). Charter does not have a standing nominating committee.

   The primary functions of the Audit Committee are to review the scope and results of audits by Charter's independent auditors and internal auditors. This responsibility requires an ongoing determination that adequate internal controls are in effect and a recommendation annually of an independent accounting firm. This committee met four times during 1993. As of May 2, 1994, the members of the Audit Committee were Dr. Collins, Judge Hatten and Mr. Maltz, who also serves as chairman of the committee.

   The primary functions of the Asset Quality Committee are to review the general quality of the Company's credit underwriting standards and practices, to monitor the Company's non-performing asset portfolio, and more generally to review current events within the Company's loan and investment portfolios. The Asset Quality Committee met twelve times during 1993. As of May 2, 1994, the members of the Asset Quality Committee were Dr. Collins, Judge Hatten, Mr. Jalenak, Mr. Letbetter, Mr. Maltz and Mr. Smith, who also serves as chairman of the committee.

   The Compensation Committee is responsible for developing a compensation structure that will attract and retain well-trained, productive people who are motivated to achieve Charter's corporate objectives. The Compensation Committee reviews remuneration to management and formulates recommendations to the Board of Directors respecting compensation. The Compensation Committee met three times during 1993. As of May 2, 1994, the members of the Compensation Committee were Dr. Collins and Messrs. Gentry, Jalenak and Maltz; Mr. Maltz also serves as chairman of such committee. Mr. Finger serves as an ex-officio member of the Compensation Committee.

   The SAR Committee is responsible for administering Charter's Stock Appreciation Rights Plan (the "SAR Plan")(see succeeding section entitled "Executive Compensation--Stock Appreciation Rights Plan"). The SAR Committee met two times during 1993 but took numerous administrative actions by unanimous consent in lieu of meetings in accordance with the bylaws of Charter. The SAR Committee is comprised of the members of the Compensation Committee who are not eligible to participate in the SAR Plan. As of May 2, 1994, the members of the SAR Committee were Dr. Collins and Messrs. Gentry, Jalenak and Maltz; Mr. Maltz also serves as chairman of such committee. Mr. Finger serves as an ex-officio member of the SAR Committee.

   The MICP Committee is responsible for administering the Management Incentive Compensation Plan which was adopted by Charter's Board of Directors in 1991 (see succeeding section entitled "Executive Compensation--Management Incentive Compensation Plan"). The MICP Committee met two times during 1993. The MICP Committee is comprised of the members of the Compensation Committee who are not eligible to participate in the Management Incentive Compensation Plan. As of May 2, 1994, the members of the MICP Committee were Dr. Collins and Messrs. Gentry, Jalenak and Maltz; Mr Maltz also serves as chairman of such committee.

   During 1993, the Board of Directors held twelve meetings. All of the nominees for director attended 75% or more of the total number of meetings of the Board of Directors and of the committees on which they served during 1993.

                            STOCK OWNERSHIP

   The following table indicates the number of shares of Common
Stock, Special Common Stock and Preferred Stock held of record as of April 15, 1994, by Charter's director nominees and by its director nominees and officers as a group.

                                                                            Amount and nature
                                                                       of beneficial ownership(1)
                                   ------------------------------------------------------------------------------------------------
                                                        Percent         Special            Percent                         Percent
                                   Common Stock         of class      Common Stock        of class  Preferred Stock        of class
Donald R. Collins                   1,632(2)           Less than            -                 -          20                Less than
                                                          1%                                                                  1%

Winston C. Davis                   48,868              Less than            -                 -         646                  4.55%
                                                          1%

Jerry E. Finger                1,491,904(2)(3)(4)        27.13%        243,517(4)(5)      99.71%        770(2)(4)(6)         5.42%

Frank L. Gentry                       (7)                 (7)              (7)              (7)            (7)                (7)


Mark T. Giles                       9,203(8)(9)        Less than            -                 -           -                   -
                                                          1%

William M. Hatten                  20,097(2)           Less than            -                 -         168(2)               1.18%
                                                          1%

R. Steve Letbetter                     -                  -                 -               -             -                    -

Herschel G. Maltz                  24,787(9)           Less than            -                 -         353(9)               2.49%
                                                          1%

W. J. Smith, Jr.                       -                  -                 -               -             -                    -

All director nomi-
nees, advisory dir-
ectors and officers
as a group (14 per-
sons)(10)(11)                  1,694,791                 30.82%        243,517            99.71%        1,963               13.82%


(1) Except as indicated by footnote, these shares are held of record with sole voting and investing power.

(2)        Does not include the following shares owned by the spouses or children of the following directors and with respect to which such directors disclaim beneficial ownership:  (i)
           Dr. Collins:  44 shares of Common Stock; (ii) Mr. Finger:
           4,835 shares of Common Stock and 136 shares of Preferred
           Stock; (iii) Mr. Giles: 11,500 shares of Common Stock and
           91 shares of Preferred Stock; and (iv) Judge Hatten:  3,586 shares of Common Stock and 16 shares of Preferred Stock.

(3) Represents shares of Common Stock of which Mr. Finger, individually or as co-trustee, and the Finger Family
           Partnership are the record holders as of April 15, 1994.
           See the preceding section entitled "Voting Stock and Principal Holders" for information regarding ownership of shares by the Finger Family Partnership and Mr. Finger's power to vote such shares as managing general partner of the Finger Family Partnership.

(4)        Does not include the following shares: (i) 948 shares of
           Common Stock owned by the Finger Children's Trusts; the
           percent of class of Mr. Finger including such shares would be 27.15%:  (ii) 225 shares of Special Common Stock owned
                                   6
           by the Finger Children's Trusts; the percent of class of
           Mr. Finger including such shares would be 99.80%; and (iii)
           1,372 shares of Preferred Stock owned by the Finger
           Children's Trusts; the percent of series of Mr. Finger
           including such shares would be 15.08%.  Mr. Finger
           beneficially owns shares representing 4,901,912 votes, or
           54.88% of the votes eligible to be cast at the meeting; the percent of the votes of Mr. Finger including 5,470 votes
           attributable to the shares of Common Stock, Special Common
           Stock and Preferred Stock of which the Finger Children's
           Trusts are the holders of record as of April 15, 1994, is
           54.94%.  See the preceding section entitled "Voting Stock
           and Principal Holders" for information regarding the
           ownership of shares of Common Stock by the Finger Family
           Partnership and Mr. Finger's power to vote such shares as
           managing general partner of the Finger Family Partnership.


(5) Represents shares of Special Common Stock of which the Finger Family Partnership is the record holder as of April
           15, 1994. See the preceding section entitled "Voting Stock and Principal Holders" for information regarding the ownership of shares of Special Common Stock by the Finger
           Family Partnership and Mr. Finger's power to vote such shares as managing general partner of the Finger Family
           Partnership.

(6) Includes 298 shares of Preferred Stock owned by a corporation of which Mr. Finger is the controlling shareholder and sole director.

(7) Mr. Gentry does not own any shares with sole voting and investment power. Mr. Gentry, however, is employed by NationsBank and has been designated by NationsBank as its selection for nomination for election to the Board of Directors of Charter. NationsBank's ownership of Charter capital stock is described in the table and accompanying footnotes included in the preceding section entitled
           "Voting Stock and Principal Holders."

(8) Includes 5,037 shares of Common Stock which were acquired by Mr. Giles during 1993 pursuant to a stock purchase agreement between Mr. Giles and Mr. Finger which was entered into in December, 1987. The 11,500 shares of Common Stock as to which Mr. Giles disclaims beneficial ownership under footnote (2)(iii) above were also acquired during 1993 pursuant to the terms of such stock purchase agreement.

(9)        Excludes 1,786 shares of Common Stock and 17 shares of
           Preferred Stock, which Mr. Maltz holds as custodian under the Uniform Gift to Minors Act, with respect to which Mr.
           Maltz disclaims beneficial ownership.

(10)       The total shares of Common Stock, Special Common Stock and
           Preferred Stock beneficially owned by all officers and directors as a group represent 57.17% of the votes eligible to be cast at the meeting.

(11) Footnotes 2 through 9 above are applicable to the indicated group ownership totals.

                          EXECUTIVE OFFICERS

           Charter's executive officers are elected annually by the Board of Directors, each to serve a one-year term or until his successor is elected and qualified. The names, ages and the current position(s) held with Charter are as follows:

NAME                             AGE    POSITION

Jerry E. Finger                 61      Chairman and Chief Executive Officer

Mark T. Giles                   39      President

Winston C. Davis                61      Senior Vice President

William S. Shropshire, Jr.      36      Chief Financial Officer and Treasurer

Marshall R. Holman              45      Senior Operations Officer

Michael A. Roy                  34      General Counsel and Secretary

                                          7
     Mr. Finger has been chairman and chief executive officer of Charter for over five years. Prior to Mr. Giles becoming president of Charter on January 26, 1989, Mr. Finger also had served in the capacity of president for more than the five prior years.

     Mr. Giles was employed by Charter as senior vice president, counsel, chief financial officer and secretary in April 1986. Immediately prior to being appointed president by the Board of Directors on January 26, 1989, Mr. Giles served as executive vice president, counsel, chief financial officer and secretary of Charter. In September 1989, Mr. Giles was appointed to serve as president and chief executive officer, as well as a director of Charter-Houston.

     Mr. Davis has been principally employed as senior vice president of Charter for over five years, with daily responsibility for managing the Company's investment securities portfolio.

     Mr. Shropshire, a certified public accountant, was employed by Charter in November 1983 as a senior financial analyst. He was elected treasurer of Charter in April 1986 and chief financial officer of Charter in April 1990.

     Mr. Holman, a certified public accountant, was employed by Charter in August 1983 as vice president in charge of the audit function, a position he held for more than five years. He was promoted to senior vice president in August 1989 and to senior operations officer in April 1990. On April 1, 1990, Mr. Holman was appointed to serve as executive vice president and cashier of Charter-Houston.

     Mr. Roy was employed by Charter as general counsel and secretary in November 1989. Prior to joining Charter, Mr. Roy practiced law with the corporate sections of the Houston law firms of Wood, Lucksinger & Epstein (September 1985 through July 1988) and Woodard, Hall & Primm, P.C. (August 1988 through October 1989).

        COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors is pleased to present this report on executive compensation. During 1993 the Compensation Committee was comprised of Don Collins, Frank Gentry, L.
R. Jalenak and Herschel Maltz, each of whom is an outside director of Charter, with Jerry Finger serving as an ex-officio member of the Compensation Committee. Mr. Maltz was chairman of the committee during 1993 and continues to hold this position as of the date of this report. This report describes the elements of Charter's executive officer compensation programs and the basis on which 1993 compensation determinations were made by the Compensation Committee with respect to the executive officers of Charter, including those officers named in the compensation tables beginning on page 12 of this proxy statement.

     COMPENSATION PHILOSOPHY AND OVERALL OBJECTIVES. The goal of Charter's executive compensation policy is to ensure that executive compensation is linked directly to continuous improvements in corporate performance and increases in shareholder value, while concurrently ensuring that key employees are motivated and retained. The following objectives have been established by the Compensation Committee as guidelines for compensation decisions:

         - Charter must provide a competitive total compensation package that enables Charter to attract and retain key executives.

         - All of Charter's compensation programs must be integrated with Charter's annual and long-term business objectives so that executives remain focused on the fulfillment of these objectives.

         - Charter's compensation package must include a variable component that directly links compensation with the overall performance of Charter, thereby expressly aligning executive compensation with the interest of shareholders.
                                   8
     ELEMENTS OF EXECUTIVE COMPENSATION. The Compensation Committee regularly reviews Charter's compensation programs to ensure that remuneration levels and incentive opportunities are competitive and reflect performance. The various components of the compensation programs for executive officers are discussed below.

     (i) BASE SALARY. Base salary levels are largely determined through comparison with banking organizations of a size similar to Charter. Both regional and national surveys are utilized to establish base salaries that are within the range of those persons holding positions of comparable responsibility at other banking organizations of a size and complexity similar to Charter. (The Compensation Committee recently has had to rely more heavily on national survey data due to the extreme difficulties experienced during the mid-1980's by the banking industry in Texas and the surrounding region. Today Charter stands virtually alone in this region in its peer group size range. In referring to national survey data, however, the Compensation Committee has taken into consideration the lower cost of living prevailing in Houston compared to many other major U.S. cities.) Actual base salaries also are intended to reflect individual performance contributions as determined through job evaluations. In addition to individual job performance and the above-referenced market comparisons, other factors may be taken into consideration, such as cost of living increases as well as an individual's perceived potential with Charter. All executive officer base salary levels are considered by the Compensation Committee to be competitive within a necessary and reasonable range.

     It has become the established practice of the Compensation Committee to review and, if deemed appropriate, adjust the base salaries of various executive officers, including Jerry Finger, Mark Giles, Winston Davis, Marshall Holman, and Bill Shropshire, on a biennial (every-other-year) basis. Accordingly, because the base salaries of Messrs. Finger, Giles, Davis, Holman, and Shropshire were reviewed and adjusted during 1992, the base salaries of these executive officers were not adjusted during 1993 and the base salary information for 1993 set forth in the Summary Compensation Table appearing on page 12 of this proxy statement reflects the fully annualized base salaries as adjusted and implemented in 1992.

     (ii) MANAGEMENT INCENTIVE COMPENSATION PLAN. Charter's officers are eligible to participate in the Management Incentive Compensation Plan which is referred to as the "Incentive Plan" in this proxy statement and described in detail beginning on page 13. The objective of this plan is to create competitive levels of compensation tied directly to the attainment of financial objectives which the Compensation Committee believes are the primary determinants over time of share price. More specifically, the plan is designed to foster a systematic management focus on the corporate goal of consistent and steady earnings growth. The members of the Compensation Committee, all being outside directors of Charter and not eligible to participate in the Incentive Plan, also serve as the MICP Committee which is responsible for administering the Incentive Plan. Mr. Finger, while an ex-officio member of the Compensation Committee, does not serve as either a member or an ex-officio member of the MICP Committee due to his eligibility to participate in the Incentive Plan. Potential awards for executive officers are intended by the MICP Committee to be consistent with incentive bonuses paid by banking companies of a size similar to that of Charter, provided that actual bonuses remain subject to increase or decrease on the basis of Charter's actual
audited performance and at the discretion of the MICP Committee.   The
particular formula pursuant to which the incentive pool for 1993 was determined is described more fully in this proxy statement and reference is made to the discussion included on pages 13 and 14 of this proxy statement. It should be noted, however, that although Charter substantially surpassed its 1993 financial performance objectives and the MICP Committee therefore had the authority under the Incentive Plan to increase the incentive pool beyond the aggregate maximum amount reflected in the previously established schedule, the MICP Committee did not do so.

     (iii) STOCK APPRECIATION RIGHTS PROGRAM. The Compensation Committee believes that those persons who have responsibility for the management and growth of Charter should be provided with a continuing long-term incentive compensation component which correlates to increases or decreases in shareholder value, thus ensuring that the best interests of shareholders and managers of Charter remain closely aligned. The Charter Stock Appreciation Rights Plan is referred to in this proxy statement as the "SAR Plan" and is described in detail beginning on page 14. The members of Compensation Committee, all being outside directors of Charter and not eligible to participate in the SAR Plan, also serve as the SAR Committee which is responsible for administering the SAR Plan. Jerry Finger also serves as an ex-officio member of the SAR Committee; he does not presently participate in the SAR Plan. In making awards of SAR units to any individual, the SAR Committee makes
                                   9
judgments concerning the ability of such individual to impact the long-term success of Charter, the past success of such individual in advancing the long-term interests of Charter shareholders, and the number of SAR units available under the SAR Plan. In an effort to make the granting of SAR units more meaningful to the recipient, the SAR Committee intends to generally make individual awards in a larger amount on a relatively infrequent basis, rather than making smaller awards on an annual basis; provided that in order to broadly introduce to Charter officers the principles upon which the SAR Plan is based, an award of SAR units also generally has been made to all Charter officers who attain the level of vice president. No individual awards were granted during 1993 or for performance during 1993 under the SAR Plan. It is anticipated that awards of additional SAR units will be considered at an upcoming meeting of the SAR Committee.

     (iv) PROFIT-SHARING PLAN. All full-time employees of Charter and its subsidiary banks, including its executive officers, are eligible to participate in the Profit-Sharing Plan described in this proxy statement beginning on page 14. For 1993 the employer contribution represented approximately 3.8% of Charter's 1993 net income and approximately 2.7% of Charter's 1993 salary and benefits. Reference is made to the discussion of the plan in this proxy statement and to footnote (5) beginning on page 12 of this proxy statement for the contributions credited to the accounts of the named executive officers included on the Summary Compensation Table.

     1993 COMPENSATION OF THE CHAIRMAN AND CHIEF EXECUTIVE OFFICER.
In reviewing the 1993 compensation of Jerry Finger, Charter's chairman and chief executive officer, the Compensation Committee undertook the same evaluation set forth above with respect to executive officers generally, except that at this time Mr. Finger does not participate in the SAR Plan. Mr. Finger's base salary is reviewed on an every-other-year basis and most recently was reviewed and adjusted in October, 1992. His base salary is considered to be reasonable and competitive based on published executive compensation surveys. His bonus for 1993 performance pursuant to the Incentive Plan was determined after the close of 1993. MICP Committee members were provided data concerning individual compensation history, executive compensation survey data, and comparative information concerning performance. Mr. Finger's bonus award was determined through reference to the same formula that was used to determine his award last year for 1992 performance. Mr. Finger's current bonus award was paid in recognition of the 24% increase in Charter's primary earnings per share and the 24% increase in Charter's net income (which was largely driven by a 19 percent increase in pre-tax operating earnings, calculated after excluding a non-recurring benefit from a change in accounting for income taxes which was only partially offset by a one-time charge to earnings for an accelerated core deposit intangible amortization). The Compensation Committee recognized that although 1993 net earnings included a benefit from a change in accounting for income taxes, Charter's pre-tax operating income increased by 19% even after excluding the major non-recurring items that impacted 1993 earnings. This performance, which is believed to have led directly to the substantially increased trading volume of Charter's common stock during 1993, was considered by the MICP to have met or surpassed expectations when compared to the performance of competitors and other performance requirements. Since Mr. Finger does not participate in the SAR Plan and his ability to make contributions to the 401(k) thrift plan are limited by applicable law, in order to bring Mr. Finger's total compensation to a level commensurate with his position and to fully recognize his contribution to Charter's 1993 performance, the Compensation Committee authorized a deferred compensation contribution under Charter's executive deferred compensation plan (the "Deferred Plan") in an amount equal to five percent of Mr. Finger's 1993 base salary. For a more information regarding the Deferred Plan and the 1993 contribution to Mr. Finger's account, reference is made to the discussion of the Deferred Plan appearing on page 15 of this proxy statement.


                    Compensation Committee of the Board of Directors

                    Herschel G. Maltz, Chairman
                    Donald R. Collins
                    Jerry E. Finger (ex-officio)
                    Frank L. Gentry
                    L.R. Jalenak, Jr.

                     COMPARATIVE PERFORMANCE GRAPH

     The following graph compares the performance of Charter's Common Stock for the five-year period commencing December 31, 1985, to (i) the NASDAQ market composite index ("NASDAQ-US") and (ii) NASDAQ Bank Stocks which are comprised of approximately 650 banks and bank holding companies which trade on either The Nasdaq National Market System or The Nasdaq Small-Cap Market. The graph assumes that a $100 investment was made in Charter Common Stock and each index at December 31, 1988, and that all dividends were reinvested. Also included are the respective investment returns based upon the stock and index values as of the end of each year during such five-year period.

           [Linear Graph Plotted from Points in Table Below]

                                 88          89          90            91          92            93
Charter                         $100      $128.571      $100         $92.857      $390        $429.469
NASDAQ-US                       $100      $121.244    $102.958      $165.206    $192.104      $219.214
NASDAQ Bank Stocks              $100      $111.154      $81.4       $133.571    $194.187      $221.319

                        EXECUTIVE COMPENSATION

SUMMARY COMPENSATION INFORMATION. The table set forth on the following page contains certain information for each of the fiscal years indicated with respect to the chief executive officer and those executive officers of Charter as to whom the total annual salary and bonus paid or accrued during the fiscal year ended December 31, 1993, exceeded $100,000:

                      SUMMARY COMPENSATION TABLE
                                                                 Long Term
             Annual Compensation(1)                             Compensation
                                                                   SAR Awards        LTIP               All Other
Name and Principal Position      Year     Salary     Bonus(2)      (Units)(3)      Payouts (4)       Compensation(5)
  Jerry E. Finger                1993    $286,488    $124,600             -0-        $13,526            $12,728
    Chairman and CEO             1992     267,732     112,700             -0-          4,737             13,111
                                 1991     261,520      65,900             -0-          7,319             10,924

  Mark T. Giles                  1993    $170,000     $69,500             -0-        $   -0-            $12,308
    President                    1992     158,750      58,200          26,250            -0-              9,679
                                 1991     155,000      39,700           7,717            -0-              7,909

  Winston C. Davis               1993    $123,000     $27,000             -0-        $   -0-            $ 8,147
    Senior Vice President        1992     118,584      26,900             -0-            -0-              7,263
                                 1991     117,108      25,000           6,615          5,915              4,813

  Marshall R. Holman             1993     $90,000     $20,100             -0-        $   -0-            $ 6,131
    Senior Operations Officer    1992      86,042      13,750             -0-            -0-              5,178
                                 1991      85,000      12,100           5,512            -0-              3,662

  William S. Shropshire, Jr.     1993     $85,000     $20,500             -0-        $   -0-            $ 5,452
    Chief Financial Officer      1992      81,042      19,500           2,100            -0-              4,334
    and Treasurer                1991      75,163      12,700           5,512            -0-              3,206

(1) Other annual compensation, if any, provided to the named executive officers during 1993, 1992 or 1991 did not exceed the disclosure requirements of the rules promulgated by the SEC.

(2) Amounts indicated in this column represent incentive awards paid to the named executive officers under the Charter
       Bancshares, Inc. Management Incentive Compensation Plan (See succeeding section entitled "Executive Compensation--Management
       Incentive Compensation Plan").

(3) Amounts indicated in this column represent stock appreciation rights units ("SAR Units") awarded to the named executive officers under the 1991 Charter Bancshares, Inc. Stock
       Appreciation Rights Plan (see succeeding section entitled
       "Executive Compensation--Stock Appreciation Rights Plan").
       With respect to the SAR Units awarded in 1991, the amounts indicated in this column have been adjusted for 5% stock dividends paid on Charter's Common Stock in August, 1992 and September, 1993. With respect to the SAR Units awarded in 1992, the amounts indicated in this column have been adjusted for a 5% stock dividend paid on Charter's Common Stock in September, 1993.

(4)    As used herein, the term "LTIP" means long-term incentive plan.
       Amounts indicated in this column for Mr. Finger represent earnings on existing account balances under Charter's Deferred
       Plan that had been accrued as a result of the achievement of profit objectives established under such plan but payment of which was deferred at the election of the named executive officer, but does not included a contribution of $14,324 which was made to Mr. Finger's Deferred Plan account as of January 1, 1993, which is more fully discussed in the succeeding section entitled "Executive Compensation--Executive Deferred
       Compensation Plan" appearing on page 15 of this proxy statement. The amount indicated in this column for an LTIP payout to Mr. Davis in 1991 represents a deferred compensation distribution made to Mr. Davis under the Deferred Plan.

(5) Amounts indicated in this column for 1993 are derived from the following: (i) employer profit-sharing contributions and 401(k) thrift plan matching employer contributions credited to the respective accounts of Messrs. Finger, Giles, Davis, Holman and
       Shropshire, as follows: $12,280, $11,860, $8,257, $5,746 and
       $5,067, such amounts, however, (A) do not include trust forfeitures occurring under the terms of the Profit-Sharing
       Plan but do include trust forfeitures used to fund a portion of the 401(k) thrift plan matching

                                  12
       employer contributions and (B) do not include earnings on the undistributed balance held pursuant to the Profit-Sharing Plan for the benefit of participants therein or earnings with
       respect to any 401(k) thrift plan matching employer
       contributions; and (ii) term life insurance premiums paid by
       Charter for the benefit of Messrs. Finger, Giles, Davis, Holman and Shropshire, as follows: $448, $448, $448, 385 and $385.
       Amounts indicated in this column for both 1992 and 1991 are derived from similar employer profit-sharing contributions,
       401(k) thrift plan matching employer contributions and term life insurance premiums.

   1993 SAR GRANTS. The SAR Committee did not grant any SAR Units to the named executive officers for the fiscal year-ended December 31, 1993.

   1993 SAR EXERCISES AND YEAR-END SAR VALUES. None of the SARs which have been granted to the named executive officers pursuant to the 1991 Charter Bancshares, Inc. Stock Appreciation Rights Plan have been exercised. Moreover, since under the terms of the SAR Plan, participants are only entitled to receive a cash settlement upon exercise of any vested SARs based upon the fair value of Charter's Common Stock as determined by the SAR Committee at the time of exercise, there are no securities which underlie the unexercised SARs and, therefore, such information is inapplicable and has been omitted. The following table provides information on the value of unexercised in-the-money SAR Units at December 31, 1993, for those SAR Units which have been granted to the named executive officers pursuant to the 1991 Charter Bancshares, Inc. Stock Appreciation Rights Plan (see succeeding section "Executive Compensation--Stock Appreciation Rights Plan for a description of the SAR Plan). The in-the-money values for the SAR Units which were granted to the named executive officers in 1991 and 1992 were determined based upon the difference between (i) the exercise prices for such SAR Units of $5.57 and $6.67, respectively, and (ii) the fully diluted book value per share of Charter's Common Stock as of December 31, 1993.

        SAR EXERCISES IN LAST FISCAL YEAR AND FY-END SAR VALUES


                                     Value of Unexercised
                                         In-the-Money
                                         SAR Units at
                                        Fiscal Year End

   Name                          Exercisable/Unexercisable
Jerry E. Finger (1)                         -

Mark T. Giles                        $23,249/$26,000

Winston C. Davis                      $9,129/$6,086

Marshall R. Holman                    $7,606/$5,072

William S. Shropshire, Jr.            $8,614/$6,710

(1) In light of his substantial stock ownership position in Charter and his service as an ex-officio member on the Stock
       Appreciation Rights Committee of the Board of Directors, Mr. Finger is not presently eligible to receive SAR Units.

   MANAGEMENT INCENTIVE COMPENSATION PLAN. On March 21, 1991, the Board of Directors of Charter adopted the Charter Bancshares, Inc. Management Incentive Compensation Plan (the "Incentive Plan") to assist Charter and its subsidiary banks in attracting, rewarding and retaining well-qualified and productive executive, management and administrative officers. The Incentive Plan reflects the intentions of Charter's Board of Directors to more closely align the compensation of Charter's executive, management and administrative officers to Charter s financial performance and to recognize their contributions to any increases in shareholder value. The Incentive Plan became effective for the fiscal year commencing January 1, 1991 and is administered by the MICP Committee, the members of which are not eligible to receive awards under the Incentive Plan. The MICP Committee annually determines the employees who are eligible to participate in the Incentive Plan and the amount of the incentive awards, if any, to be made to eligible participants under the Incentive Plan. In
                                  13
accordance with the terms of the Incentive Plan, the eligible participants are divided into different groups ("Participant Groups") based upon each participant's position within the Charter organization. These Participant Group classifications determine the pro forma amount of each participant's base salary, if any, to be allocated to the incentive pool. Under the terms of the Incentive Plan, no incentive awards may be made with respect to any fiscal year in which either (i) the return on Charter's common shareholders' equity is less than ten percent (10%) or (ii) Charter's consolidated net earnings are less than seventy-five percent (75%) of the consolidated net earnings reflected in the annual consolidated budget
approved by the Board of Directors of Charter.   Assuming each of
these conditions is met for a particular fiscal year, the size of the incentive pool will be determined pursuant to a graduated schedule approved annually by the MICP Committee and the disinterested members of the Board of Directors, which schedule varies the PRO FORMA amount of each participant's base salary allocated to the incentive pool depending upon each participant's Participant Group and the return on Charter's common shareholders' equity (the "Incentive Pool Schedule"). If the return on Charter's common shareholders' equity exceeds the maximum amount reflected in the Incentive Pool Schedule, the MICP Committee may increase the incentive pool, subject to approval by the disinterested members of the Board of Directors. Pursuant to the Incentive Pool Schedule approved by the MICP Committee for 1993 and the 21.5% return on Charter's common shareholder's equity (which for purposes of the Incentive Plan means consolidated net earnings for 1993, less dividends paid on the Preferred Stock in 1993), divided by Charter's common shareholder's equity as of December 31, 1992), the aggregate amount of the incentive pool created and awards made under the terms of the Incentive Plan for 1993 was approximately $515,000 (the "1993 Incentive Pool"). The average percentage amount of the combined base salaries of all participants allocated to the 1993 Incentive Pool was approximately 20%.

   STOCK APPRECIATION RIGHTS PLAN. During 1991, the 1991 Charter Bancshares, Inc. Stock Appreciation Rights Plan (the "SAR Plan") was adopted and approved by the Board of Directors and shareholders of
Charter.   The SAR Plan authorizes the issuance of up to 413,437 SAR
Units as adjusted in accordance with the terms of the SAR Plan for two 5% stock dividends paid on Charter's Common stock on August 10, 1992, and September 30, 1993, respectively. The Board of Directors believes that the SAR Plan offers a continuing long-term incentive to key executive officers and managers of Charter and its subsidiaries, more closely correlates executive compensation with increases in shareholder value, and should enable Charter to maintain a competitive position to attract and retain key executive and management personnel. The SAR Plan is administered by the SAR Committee, the responsibilities of which include determining the eligible participants under the plan and the quantity, duration and other terms and conditions of the SAR Units, as well as the value of the Common Stock underlying the SAR Units both at the date of grant and the date
of exercise.   On May 16, 1991 and October 1, 1992, respectively,
78,000 SAR Units (the "1991 Units") and 57,500 SAR Units (the "1992 Units") were awarded to eligible participants under the SAR Plan. The fair value of the outstanding SAR Units has been fixed by the SAR Committee at $5.57 for the 1991 Units and $6.67 for the 1992 Units, such amounts representing the fully diluted book value per share of Charter's Common Stock as of the month end preceding the respective dates of grant. All of the outstanding SAR Units are subject to a five-year vesting schedule with twenty percent vesting on January 1st
of each year.   The SAR Units are subject to (i) automatic vesting
upon the occurrence of certain events, including death, disability, a permitted termination of employment, a change in control event, and liquidation of Charter, and (ii) forfeiture upon the occurrence of certain events, including an unpermitted termination of employment.
At January 1, 1994, after giving effect to forfeitures of SAR Units under the terms of the SAR Plan and as a result of the stock dividend adjustments described above, there were 66,319 1991 Units outstanding, of which approximately 39,791 1991 Units had fully vested. At December 31, 1993, 2,140 1991 Units had been exercised by certain participants who terminated their employment with Charter during 1993. At January 1, 1994, after giving effect to forfeitures of SAR Units under the terms of the SAR Plan and as a result of the stock dividend adjustment described above, there were 59,325 1992 Units outstanding, of which 23,730 1992 Units had fully vested and none had been exercised. In accordance with generally accepted accounting principles, Charter has recognized a charge to earnings for the fiscal year ended December 31, 1993 with respect to the outstanding SAR Units, based upon the adjusted book value per share of Charter's Common Stock as of December 31, 1993. Charter will continue to reflect charges and credits to earnings for fluctuations in the fair value of Charter's Common Stock subsequent to December 31, 1993.

                                  14
   PROFIT-SHARING PLAN. Charter and its subsidiary banks participate in a Profit-Sharing Plan ("Plan") that covers all full-time employees, provided that they first must become eligible to participate by serving 1,000 hours of employment within a calendar year. Each subsidiary bank may make contributions based upon net earnings, which amount is allocated among employees based upon salary level and length of service. Vesting begins after three years of employment, with full vesting occurring after seven years or upon death, retirement, or total and permanent disability. Pursuant to an amendment of the Plan during 1987, the foregoing vesting schedule supersedes the prior schedule that provided vesting began after four years, with full vesting to occur after eleven years. Outside directors do not participate in the Plan. For the fiscal year ended December 31, 1993, a contribution of $310,000 was made to the Plan, as compared to $268,500 for the fiscal year ended December 31, 1992.

   During 1987 Charter adopted and incorporated into the Plan a thrift plan qualified pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended. Under the thrift plan an employee, after specified periods of service, may contribute up to 10% of his or her base compensation to the thrift plan, with up to 6% of any salary reduction contribution by the employee then being matched a minimum of 15% by Charter or such greater amount as the Board of Directors may, in its discretion, determine. Amounts needed to fund this matching contribution, which as of January 1, 1988 was set at 25% of the employee's contribution, are drawn first from amounts retained in the plan due to employee forfeitures. Accordingly, $20,185 of approximately $59,150 in matching contributions during 1993 were funded from forfeitures with the remaining $38,965 being charged as an expense by Charter or the appropriate subsidiary bank. At December 31, 1993, 140 of 310 full-time employees were participating in the thrift plan.

   EXECUTIVE DEFERRED COMPENSATION PLAN. Effective January 1, 1982, the Board of Directors of Charter established a deferred compensation plan for members of its executive management and selected members of senior management of its subsidiary banks. Contributions were made to the Deferred Plan in the 1982 and 1983 plan years. Since Mr. Finger does not participate in the SAR Plan and his ability to make contributions to the 401(k) thrift plan are limited by applicable law, in order to bring Mr. Finger's total compensation to a level commensurate with his position and performance, the Compensation Committee authorized a contribution to Mr. Finger's Deferred Plan account of $14,324 effective as of January 1, 1993, which amount represented five percent of Mr. Finger's 1993 base salary. Except for 1982, 1983 and 1993, no further contributions have been made to the Deferred Plan. Employer contributions which were made under the Deferred Plan in 1982 have been vested over a five-year period. Contributions under the Deferred Plan for the 1983 plan year have been vested over a four-year period beginning January 1, 1984, with increases in the amounts contributed to be equivalent to the rate of increase in the book value of Charter's Common Stock over such period. Similarly, the contribution to Mr. Finger's Deferred Plan account for the 1993 plan year will be vested over a three-year period beginning January 1, 1994, with increases in the amounts contributed to be equivalent to the rate of increase in the book value of Charter's Common Stock over such period. In the event there is no increase in the book value of Charter's Common Stock over the applicable period, the undistributed balance held under the Deferred Plan earns at a rate equal to Charter's current federal funds borrowing rate. Unless deferred further by an eligible employee, the 1982 Deferred Plan amounts were paid to eligible employees in a lump sum payment in 1988
and were deductible by Charter at that time.   As of December 31,
1993, the contributions to the Deferred Plan for plan years 1982 and 1983 and earnings thereon have fully vested and have been distributed to all employee participants, except for Mr. Finger who has elected to defer distribution of his account balance and earnings thereon through December 31, 1994, at which time he may elect to further defer such payment. At December 31, 1993, Mr. Finger had an account balance of $166,023, which includes accrued earnings of $13,526 for 1993.

DIRECTOR COMPENSATION. Each director who is not also an officer of Charter or NationsBank, or who has been designated by NationsBank as a nominee for election to the Board of Directors, receives compensation for his services as a director in the amount of $500 for each meeting of the board and $400 for any committee of the board which he attends. Mr. Gentry is reimbursed by Charter for his actual out-of-pocket expenses incurred in attending Charter's board meetings.

   COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. Except for Mr. Finger who is an ex-officio member of the Compensation Committee (as well as the SAR Committee), no member of the Compensation
                                  15
Committee (or the SAR Committee or MICP Committee) was an officer or employee of Charter or any of its subsidiaries during 1993, or was formerly an officer of Charter or any of its subsidiaries or had any relationship requiring disclosure by Charter pursuant to applicable SEC rules. Mr. Finger's ex-officio status on the Compensation Committee (and the SAR Committee) does not entitle him to vote on matters submitted to a vote of such committees but enables him to provide advice and consultation on compensation matters affecting Charter and its officers and employees.

   During 1993, no executive officer of Charter or any subsidiary served as (i) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on Charter's Compensation Committee,
(ii) a director of another entity, one of whose executive officers served on Charter's Compensation Committee, or (iii) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as a director of Charter.

                         SHAREHOLDER PROPOSALS

   No shareholder proposals were received from any of Charter s shareholders requesting inclusion in this proxy statement. Proposals of shareholders for presentation at the 1995 annual meeting of share-holders must be received by Charter at the address set forth on the cover page of this proxy statement by January 1, 1995, for consideration for inclusion in the proxy material.

                     TRANSACTIONS WITH MANAGEMENT

   Some of the officers and directors of Charter and their affiliates are customers of its subsidiary banks, Investor Services and Charter-Venture. Such directors and officers have had transactions in the ordinary course of business with certain of these institutions, including borrowings, all of which were on substantially the same terms and conditions, including interest rates and collateral, as those prevailing from time to time for comparable transactions with unaffiliated persons and did not involve more than the normal risk of collectibility or features unfavorable to Charter's subsidiaries. Charter expects to continue to enter into such transactions on similar terms and conditions in the future.


 COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

   Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Charter's directors and executive officers, and persons who beneficially own more than ten percent of a registered class of equity securities, to file reports of beneficial ownership and changes in beneficial ownership on Forms 3, 4 and 5 (collectively, "SEC Forms") with the SEC and the National Association of Securities Dealers, Inc. Directors, executive officers and ten percent beneficial owners are required under regulations promulgated by the SEC to furnish Charter with copies of all SEC Forms which they file.

   Based solely on information provided to Charter by its directors, executive officers and ten percent beneficial owners, Charter believes that its directors, executive officers and ten percent beneficial owners have complied with all filing requirements applicable to them with respect to transactions occurring during 1993.

               INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

   The Board of Directors has not yet selected an independent certified public accounting firm to audit the consolidated financial statements of Charter and its subsidiaries for the year ending December 31, 1994. Deloitte & Touche has served as independent auditors to Charter since its inception in 1978, as well as to Charter-Houston and Charter-Colonial since 1976. Charter is advised that no member of Deloitte & Touche has any direct financial interest or material indirect financial interest in Charter or any of its subsidiaries or, during the past three years, has had any connection with Charter or its subsidiaries in the capacity of promoter, underwriter, voting trustee, director, officer or employee. Repre-sentatives of Deloitte & Touche are expected to be present at the annual meeting of shareholders and will be available to respond to appropriate questions addressed to them.

                                  16
                            OTHER BUSINESS

   The management of Charter does not know of any other matters that are likely to be brought before the meeting for action. Should, however, any other matter properly be brought before the meeting, the persons named in the accompanying proxy will vote at their discretion on such matters.

                                        JERRY E. FINGER
                                        Chairman
Houston, Texas
May 2, 1994

   Charter has included as part of its 1993 Annual Report to Shareholders enclosed with this proxy statement a copy without exhibits of the annual report of Charter on Form 10-K for the year ended December 31, 1993, as filed with the Securities and Exchange Commission. Copies of the exhibits described in the Form 10-K are available to anyone who was a shareholder of record of Charter as of April 15, 1994, at a charge of $1.00 per page, minimum of $25.00 each. Requests should be directed to: Michael A. Roy, Secretary, Charter Bancshares, Inc., 2600 Citadel Plaza Drive, Suite 600, Houston, Texas 77008.

                             [FRONT]


                               CHARTER BANCSHARES, INC.

                PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
 P
                    THE COMPANY FOR AN ANNUAL MEETING MAY 26, 1994
 R
         The undersigned hereby appoints Jerry E. Finger, Winston C. Davis and
 O Mark T. Giles, or any of them, each with power of substitution, the proxies of the undersigned, to vote the stock of the undersigned,
 X whether Common, Special Common or Preferred Stock, at the annual meeting of shareholders of Charter Bancshares, Inc. to be held May
 Y       26, 1994, and at any adjournment thereof as follows:

I.  DIRECTORS. To elect as directors the nominees listed below.
    Donald R. Collins, Winston C. Davis, Jerry E. Finger, Frank L. Gentry, Mark T. Giles, William M. Hatten, R. Steve Letbetter, Herschel G. Maltz,
    W. J. Smith, Jr.

II. OTHER BUSINESS. To vote in their discretion with respect to any other business that may properly come before the meeting.

(change of address)



(If you have written in the above
space, please mark the
corresponding box on the reverse
side of this card.)


  YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                                                              SEE REVERSE
                                                                 SIDE
                            [BACK]
/X/     Please mark your
        votes as in this
        example.

1.  Election of Directors. (see reverse)

               FOR / /     WITHELD / /

    For, except vote witheld from the following nominee(s)




2. As such proxies may in their discretion determine upon such other matters as may properly come before the meeting.

       FOR / /    AGAINST / /     ABSTAIN / /

Change  of Address / /

Attend Meeting / /

Signature(s)                            Date

Signature(s)                            Date

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.